News Release	CERIDIAN

Final – March 29, 2001	Craig Manson
Ceridian Investor Relations
952/853-6022

Trish Scorpio
Ceridian Media Relations
952/853-4717

Thom Mocarsky
Arbitron Inc.
410/312-8239

Ceridian Completes Reverse Spin Off of Arbitron

MINNEAPOLIS, MN, March 30, 2001 - Ceridian Corporation today completed the tax-free, reverse spin off of its media information services business Arbitron Inc.   As a result, shares of Ceridian (NYSE:CEN) and Arbitron (NYSE:ARB) will begin trading separately on April 2, 2001.

As part of the transaction, the one-for-five reverse stock split approved for Arbitron by stockholders on October 5, 2000 has been implemented. This decreases the number of Arbitron Inc. common shares by a factor of five. The net effect of the reverse spin-off and reverse stock split is that a stockholder of record holding 100 shares of Ceridian common stock prior to the transaction will now hold 20 shares of Arbitron common stock and 100 shares of Ceridian common stock.

“This announcement marks the beginning of an exciting new chapter for both Ceridian Corporation and Arbitron,” said Ronald L. Turner, chairman, president and chief executive officer of Ceridian.  “We are confident that the separation of these two companies will allow both businesses to focus more clearly on their core markets, creating more value for shareholders.”

“We are excited and confident in our future as an independent company,” said Stephen B. Morris, chief executive officer and president of Arbitron Inc.  “Arbitron is ready to unlock the possibilities inherent in the rapid growth and change taking place in the media industry we serve. As an independent company we now have a greater ability to pursue the strategies that will make us a global leader in media information.”

About Ceridian
Ceridian Corporation (www.ceridian.com) is a leading information services company that serves the human resources and transportation markets.  Ceridian’s human resources businesses offer HR/benefits solutions that support organizations’ complete employment life cycle and maximize their investment in people. Its Comdata subsidiary is a provider of transaction processing and information services to the trucking and retail industries.

About Arbitron
Arbitron (www.arbitron.com) is an international media and marketing research firm serving radio and television broadcasters, cable companies, advertisers and advertising agencies, magazines, newspapers and the online industry in the United States and Europe. Arbitron’s core businesses are measuring radio audiences in local markets across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audiences and marketing information. Arbitron Webcast Services measures the audiences of audio and video content on the Internet, commonly known as webcasts. Arbitron's marketing and business units are supported by a world-renowned research and technology organization located in Columbia, Maryland; Arbitron executive offices are located in New York City.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation and Arbitron contained in this report that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences include, among others:

•	Realization of the anticipated results of the spin-off could take longer than expected;
•	Implementation difficulties and market factors could alter the proposed strategies and goals of each of the companies;
•	Each of the companies could face difficulties in locating and/or achieving anticipated consolidation, growth, expansion and new business initiatives and opportunities;
•	The combined post-spin-off value of Ceridian and Arbitron may be less than the pre-spin-off value of the “old” Ceridian shares;
•	The timing and occurrence (or non-occurrence) of events which may be subject to circumstances beyond the control of Ceridian may adversely affect the spin-off transaction;
•	Ceridian may have difficulty managing costs relative to reduced human resource services revenue expectations; and
•	The investment in sales efforts for human resource services may be difficult to implement and may not generate the desired results.

Additional important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including those factors discussed under the heading Risk Factors contained in the Information Statement which is an exhibit to Ceridian Corporation’s Registration Statement on Form 10, as amended (File No. 001-16149), which discussion is also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.